Exhibit 10.5
AMENDMENT NO. 1
TO
REVENUE SHARING DISTRIBUTION AGREEMENT
     This Amendment No. 1 (the “Amendment”) to the Revenue Sharing Distribution Agreement is entered into by and among Oculus Innovative Sciences, Inc., a Delaware corporation (“Oculus”), and VetCure, Inc., a California company (“VetCure”, and together with Seller, the “Parties”) as of February 24, 2009, by and among the Parties.
RECITALS
     A. Oculus and VetCure previously entered into that certain Revenue Sharing Distribution Agreement effective January 26, 2009 (“RSDA”). Hereinafter, the Revenue Sharing Distribution Agreement will be known as the Revenue Sharing, Partnership and Distribution Agreement.
     B. The parties wish to modify certain terms of the Agreement on the terms and subject to the conditions set forth in this Amendment.
     NOW, THEREFORE, in consideration of the mutual covenants, agreements and representations contained in this Amendment and the RSDA, the parties hereto agree as follows:
     1. Definitions. Except as may be expressly provided in this Amendment, all capitalized terms used in this Amendment which are defined in the RSDA shall have the same meanings in this Amendment as in the RSDA.
     2. Name Change from VetCure, Inc. to Vetericyn, Inc. The Parties agree to modify the RSDA in all sections to reflect VetCure’s name change from VetCure, Inc., to the new corporate name, Vetericyn, Inc.
     3. Amendment to Section 1.10 — Territory. Section 1.10 is hereby amended to read as follows: “Territory” shall mean the United States of America, Canada and Puerto Rico.
     4. Equity Compensation Section 4.6 is deleted in its entirety. It is acknowledged by both Parties that no equity was issued pursuant to the RSDA.
     5. Conflict. In the event of any conflict between the provisions of this Amendment and the unamended provisions of the RSDA, the provisions of this Amendment shall prevail and the provisions of the RSDA shall be deemed modified by this Amendment as necessary to resolve such conflict.

     6. Effect of Amendment. Except as expressly amended by this Amendment and/or by the preceding sentence, the terms and provisions of the RSDA shall continue in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of February 24, 2009.
Oculus Innovative Sciences, Inc.
By: /s/ Jim Shutz

Title: VP and General Counsel

Vetericyn, Inc. (formerly VetCure, Inc.)
By: /s/ Robert C. Burlingame

Title: CEO

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